UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2025

TERRA PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-40496	81-0963486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th Floor

New York New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.00% Notes due 2026	TPTA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement

Goldman Sachs Bank Facility

On February 18, 2025, the Company entered into that certain Second Amendment to Uncommitted Master Repurchase and Securities Contract Agreement and Other Transaction Documents (“Second Amendment”), effective December 17, 2024, with Terra Mortgage Capital I, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Company, and Goldman Sachs Bank USA, a New York State member bank, pursuant to which, among other things, the facility agreement was amended to extend the facility term and modify the allocation of principal payments and proceeds from asset dispositions.

The description above is only a summary of the material provisions of the Second Amendment and is qualified in its entirety by reference to a copy of such document which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2025.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA PROPERTY TRUST, INC.

Date: February 20, 2025	By:	/s/ Gregory Pinkus
	Name:	Gregory Pinkus
	Title:	Chief Financial Officer